                                                                     Exhibit (p)


                                 CODE OF ETHICS
                                       FOR
                              LEBENTHAL FUNDS, INC.
                                       AND
                                  ADVEST, INC.

                                TABLE OF CONTENTS

                                                                            PAGE

I.          PURPOSE AND DESIGN................................................1

II.         RESTRICTIONS......................................................2

III.        REPORTING REQUIREMENTS............................................4

IV.         OTHER POLICIES....................................................7

V.          ENFORCEMENT AND SANCTIONS.........................................8

VI.         MISCELLANEOUS PROVISIONS.........................................11

VII.        DEFINITIONS......................................................12

VIII.       ACKNOWLEDGMENT...................................................16


            Exhibit A:         Quarterly Transaction Report
            Exhibit B:         Initial Holdings Report
            Exhibit C:         Annual Holdings Report
            Exhibit D:         Compliance Officers

                                 CODE OF ETHICS
                                       FOR
                              LEBENTHAL FUNDS, INC.
                                       AND
                                  ADVEST, INC.

                             I. PURPOSE AND DESIGN
                                ------------------


This Code of Ethics ("Code") is adopted by Lebenthal Funds, Inc. (the "Fund"), an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act"), and Advest, Inc. ("Advest" or the "Distributor"), the Fund's distributor, in an effort to prevent violations of Section 17 of the 1940 Act and the Rules and Regulations thereunder. (Terms used herein are defined in Section VII.) This Code is designed to:

          1. prevent investment activities by persons with access to certain information that might be harmful to the Fund or that might enable such persons to illicitly profit from their relationship with the Fund;

          2. summarize the written policies and procedures designed to prevent the misuse of material, non-public information in violation of the Securities Exchange Act of 1934 ("1934 Act"), the Investment Advisors Act of 1940 (the "Advisors Act"), or the Rules and Regulations thereunder, as required by Section 15(f) of the 1934 Act and Section 204A of the Advisers Act;

          3. put our customers' interests first. The Fund seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors is something we value and endeavor to protect; and

          4. ensure that all personal securities transactions by Access Persons are conducted consistent with the Code and Rule 17j-1 of the 1940 Act and in such a manner as to avoid any actual or potential conflicts of interest or appearance of conflict or any abuse of an individual's position of trust and/or responsibility.

Each Access Person must read and retain a copy of this Code and sign the attached acknowledgment form. Direct any questions to the Review Officer or his/her designee as listed on Exhibit D attached hereto. Each Access Person will be required to acknowledge compliance with the Code on a quarterly and an annual basis. The Review Officer or his/her designee will notify in writing those individuals who qualify as Access Persons. Individuals who do not receive a notice but consider themselves Access Persons should contact the Review Officer.

Employees of Advest are also subject to the guidelines and procedures set forth in the Advest Group, Inc. Policy Statement and Conflict of Interest Guidelines for Employees and the policies and procedures set forth in Advest's Policies and Procedures Manual.

                                II. RESTRICTIONS
                                    ------------


     A.   Non-Public Information.

          1. All Access Persons shall use due care to ensure that material, non-public private information remain secure and shall not divulge to any person any material, non-public information, except in the performance of his/her duties. For example, files containing material, non-public information should be restricted. If an Insider learns of any material, non-public information, such information shall not be divulged to any other person, except in the performance of his/her duties. Conversations containing such information should be conducted in private.

          2. No Insider shall engage in Insider Trading, on behalf of himself/herself or others.

          3. No Access Person shall divulge to any person contemplated or completed securities transactions of a Portfolio, except in the performance of his/her duties, unless such information previously has become a matter of public knowledge. If you think you might have access to material, non-public information, you should direct any issues pertaining to disclosure of such information to the Review Officer or his/her designee.

     B.   Prescribed Activities Under Rule 17j-l(b).

     Rule 17j-1(b) under the 1940 Act provides:

     It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly, or indirectly, by such person of a "security held or to be acquired," as defined in this section, by such registered investment company-

             1. To employ any device, scheme or artifice to defraud such registered investment company;

             2. To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

             3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

             4. To engage in any manipulative practice with respect to such registered investment company.

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     Any violation of Rule 17j-l(b) shall be deemed to be a violation of the
     Code.

     C.   Covenant to Exercise Best Judgment.

     Investment Personnel shall act on their best judgment in effecting, or failing to effect, any transaction on behalf of the Portfolios and such person shall not take into consideration his/her personal financial situation in connection with these decisions.

     D.   Restrictions on Personal Investing Activities.

     Initial Public Offering (IPOs). Investment Personnel and their immediate family members are prohibited from purchasing IPOs of all securities.

     Private Placements. Access Persons are prohibited from purchasing private placements without express prior approval of the Review Officer or his/her designee.

     Blackout Periods. Access Persons are prohibited from executing a securities transaction on a day during which any investment company in his/her complex has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. In addition, the Fund's Portfolio Manager is prohibited from buying or selling a security within seven (7) calendar days before and after the investment company that he/she manages trades that security. Any profits realized on trades within the proscribed periods will be disgorged.

     Ban on Short Term Trading Profits. Investment Personnel are prohibited from profiting in the purchase and sale, or sale and purchase, of securities in which the Portfolios may invest by way of the prospectus restrictions within 60 calendar days. Any profits realized on such short-term trades will be disgorged.

     Pre-clearance. All Access Persons are required to "pre-clear" personal securities transactions. Pre-clearance means to seek the approval (in writing) of the Review Officer or his/her designee prior to the entry of the securities order. This restriction applies only to those securities in which the Portfolios may invest by way of the prospectus restrictions.

     E.   Personal Dealing With Customers.

     Access Persons are prohibited from personally selling or purchasing securities directly or indirectly to or from a client account.

     F.   Gifts.

     Access Persons are not to accept gifts or gratuities from broker/dealers or vendors deemed excessive (over $100 or frequent in nature) which could impair or give the appearance of impropriety regarding their fiduciary responsibility to our clients.

                          III. REPORTING REQUIREMENTS
                               ----------------------


     A.   Quarterly Transaction Report.

     In compliance with Rule 17j-1 the Fund and Advest undertake to take all reasonable and necessary steps to prevent any trading practices that might prove "fraudulent, deceptive or manipulative." Toward that effort, Rule 17j-1 requires that every Access Person file a report with the Review Officer concerning his or her personal securities transactions within 10 days of the end of the calendar quarter in which the transaction took place.

     Therefore, not later than ten (10) days after the end of each calendar quarter, each Access Person shall submit a report which includes the following information with respect to transactions during the calendar quarter in any Covered Security in which such Access Person has, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the security. The report (a form of which is attached hereby as Exhibit A) shall include:

             1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

             2. The nature of the transaction (i.e., purchase, sale, gift or any other type of acquisition or disposition);

             3. The price at which the transaction was effected;

             4. The name of the broker, dealer, or bank with or through whom the transaction was effected. If no transactions have occurred during the period, the report shall so indicate; and

             5. The date that the report is submitted by the Access Person.

     B.   Outside Brokerage Accounts.

     All Access Persons are required to have duplicate confirmations and statements from outside investment accounts sent to the Review Officer. It is a prohibition for Portfolio Managers to transact for their personal account using a broker they use for Fund or managed account transactions. This includes any account in which they have beneficial ownership. This prohibition excludes the use of the Portfolio Manager's broker in cases of competitive bidding and new issue offerings.

     C.   Disclosure of Personal Holdings (Initial and Annual Reports).

     Access Persons are required to disclose personal securities holdings in Covered Securities (using the form attached hereto as Exhibit B) upon commencement of employment with the Fund, the Adviser, or the Distributor (but in no event later than 10 days thereafter) and thereafter on an annual basis (using the form attached hereto as Exhibit C), including holdings other than those reflected on a traditional broker/dealer account (i.e. private placements, securities held in bank safe deposit boxes). These reporting requirements do not apply to disinterested directors of the Fund who would be required to make a report solely by reason of being a director of the Fund.

     D.   Limitation on Reporting Requirements.

     Notwithstanding the provisions of Section III.A., no Access Person shall be required to make a report:

             1. With transactions effected for any account over which such person does not have any direct or indirect influence or control.

             2. If such a person is not an "interested person" of the Fund, as defined in Section 2(a)(19) of the 1940 Act, and would be required to make such a report solely by reason of being a director of the Fund, except where such director knows or, in the ordinary course of fulfilling his official duties as a director of the Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director, such Covered Security is or was purchased or sold by a Portfolio or such purchase or sale by a Portfolio is or was considered by such Portfolio or the Adviser. It is a disinterested director's actual or imputed knowledge at the time of his or her securities transaction which triggers the reporting obligation. Therefore, a disinterested director need only report a securities transaction when, at the time of that transaction he or she knows, or should have known, of the investment company's trading activity or consideration of trading activity.

             3. Where a report made by an Access Person of the Adviser would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Advisers Act.

     E.   Reports of Violations.

     In addition to the quarterly reports required under this Section III, Access Persons promptly shall report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in quarterly reports filed pursuant to Sections III.A.

     F.   Filing of Reports.

     All reports prepared pursuant to this Section III shall be filed with the Review Officer or his/her designee.

     G.   Review by the Board of Directors.

     At the first Board of Directors meeting following the end of each fiscal year, the Fund, the Adviser and Distributor shall each present to the Fund's directors an annual report which shall:

               1. summarize existing procedures concerning personal investing and any changes in the procedures made during the past fiscal year;

               2. describe in detail material violations of this Code or the Code of Ethics adopted by the Adviser for the prior fiscal year, unless such violations have previously been reported to the Board of Directors, and sanctions imposed in response to such material violations;

               3. recommend changes, if deemed necessary, in existing restrictions or procedures based upon the Fund's experience under its Code of Ethics, evolving industry practices, or developments in applicable laws or regulations;

               4. certify that the Fund, Adviser and Distributor, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating their Codes of Ethics.

                               IV. OTHER POLICIES
                                   --------------


     A.   Service as a Director.

     Investment Personnel are prohibited from serving on the Boards of Directors of publicly traded companies, absent prior authorization based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders. In the relatively small number of instances in which board service is authorized, investment personnel serving as directors normally should be isolated from those making investment decisions through "Chinese Wall" or other procedures.

     B.   Outside Business Activities.

     Access Persons are required to notify the Review Officer in writing of any outside business activities, whether or not they are securities related. The Review Officer or his/her designees will consult with senior management regarding the allowance of such activity. Examples include being a board member of a non-profit organization, owner or part-owner of a small business, etc.

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                          V. ENFORCEMENT AND SANCTIONS
                             -------------------------


     A.   General.

     Any Access Person who is found to have violated any provision of this Code including filing false or incomplete or untimely reports may be permanently dismissed, reduced in salary or position, temporarily suspended from employment, or sanctioned in such other manner as may be determined by the Board of Directors of the Fund or the appropriate management personnel of Boston Advisors, Inc. or Advest as the case may be, in their discretion. In determining sanctions to be imposed for violations of this Code, the Board of Directors and management of the Fund, Adviser or Distributor may consider any factors deemed relevant, including without limitation:

               1.   the degree of willfulness of the violation;
               2.   the severity of the violation;
               3. the extent, if any, to which the violator profited or benefited from the violation;
               4.   the adverse effect, if any, of the violation on the Fund;
               5. market value and liquidity of the class of securities involved in the violation;
               6.   prior violations of the Code, if any, by the violator;
               7.   circumstances of discovery of the violation; and
               8. the violation involved the purchase or sale of securities in violation of this Code (a) the price at which the Portfolio purchase or sale was made and (b) the violator's justification for making the purchase or sale, including the violator's tax situation, the extent of the appreciation or depreciation of the securities involved, and the period the securities have been held.

     B.   Violations of Section II.D.

             1. At its election, the Fund may choose to treat a transaction prohibited under Section II.D of this Code as having been made for its account. Such an election may be made only by a majority vote of the directors of the Fund who are not Affiliated Persons of the Adviser or the Distributor. Notice of an election under this Paragraph B.1 shall not be effective unless given to the Adviser or the Distributor within sixty (60) days after the Fund is notified of such transaction. In the event of a violation involving more than one Portfolio, recovery shall be allocated between the affected Portfolios in proportion to the relative net asset values of the Portfolios as of the date of the violation. A violator shall be obligated to pay the Portfolio any sums due pursuant to paragraph B.2 below due to a violation by a member of the immediate family of such violator.

             2. If securities purchased in violation of Section II.D of this Code have been sold by the violator in a bona fide sale, a Portfolio shall be entitled to recover the profit made by the violator. If such securities are still owned by the violator, or have been disposed of by such violator other than by a bona fide sale at the time notice of election is given by a Portfolio, the Portfolio shall be entitled to recover the difference between the cost of such securities to the violator and the fair market value of such securities on the date the Portfolio acquired such securities. If the violation consists of a sale of securities in violation of Section II.D of this Code, the Portfolio shall be entitled to recover the difference between the net sale price per share received by the violator and the net sale price per share received by the Portfolio, multiplied by the number of shares sold by the violator. Each violation shall be treated individually, and no offsetting or netting of violations shall be permitted.

             3. Knowledge on the part of the Review Officer of a transaction in violation of Section II.D of this Code shall be deemed to be notice to the Fund under Paragraph VI.B.1. Knowledge on the part of a director or officer of the Fund who is an Affiliated Person of the Adviser or the Distributor of a transaction in violation of this Code shall not be deemed to be notice under Section VI.B.1.

             4. If the Board of Directors of the Fund determines that a violation of this Code has caused financial detriment to a Portfolio, upon reasonable notice to the Adviser, the Adviser shall use its best efforts, including such legal action as may be required, to cause a person who has violated this Code to deliver to the Fund such securities, or pay to the Fund such sums, as the Fund shall declare to be due under this Section VI.B., provided that:

               a. The Adviser shall not be required to bring legal action if the amount recoverable would not be expected to exceed $2,500;

               b. In lieu of bringing a legal action against the violator, the Adviser may elect to pay to the Fund such sums as the Fund shall declare to be due under this Section VI.B.; and

               c. The Adviser shall have no obligation to bring any legal action if the violator was not an Affiliated Person of the Fund, Adviser or Distributor.

     C.   Rights of Alleged Violator.

     A person charged with a violation of this Code shall have the opportunity to appear before the Board of Directors, who have authority to impose sanctions pursuant to this Code, at which time such person shall have the opportunity, orally or in writing, to deny any and all charges, set forth mitigating circumstances, and set forth reasons why the sanctions for any violations should not be severe.

     D.   Notification to Fund Counsel.

     The Fund's legal counsel shall be advised promptly of the initiation and outcome of any enforcement actions hereunder.

                          VI. MISCELLANEOUS PROVISIONS
                              ------------------------


     A.   Identification of Access Persons.

     The Review Officer shall, on behalf of the Fund, identify all Access Persons who are under a duty to make reports under Section III and shall inform such persons of such duty.

     B.   Maintenance of Records.

     The Adviser shall, on behalf of the Fund, maintain and make available records as required by Rule 17j-l(f).

     C.   Effective Date.

     The effective date of this Code shall be April 27, 2000, as amended on June 8, 2002.

                                VII. DEFINITIONS
                                     -----------


     A.   "Access Person"

     An "Access Person" means (i) any director, officer or Advisory Person (as defined below) of the Fund or the Adviser, or (ii) any director or officer of the Distributor who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Fund for which the Distributor so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities. See also Section VII(D) below for certain exclusions.

     B.   "Adviser"

     Means Boston Advisors, Inc.

     C.   "Advisory Person"

     An "Advisory Person" means any employee of the Fund or the Adviser (or of any company in a control relationship to the Fund or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Fund or whose function relates to any recommendations with respect to such purchase or sales and any natural person in a control relationship with the Fund or Adviser who obtains information regarding the purchase or sale of securities. See also Section VII(D) below for certain exclusions.

     D.   "Access Persons," "Advisory Persons" and "Investment Personnel"

     Shall not include any individual who is required to and does file quarterly reports with the Adviser or the Distributor substantially in conformity with Rule 17j-1 of the 1940 Act or Rule 204-2 of the Advisers Act; provided, however, that the compliance officer of the Adviser or the Distributor shall (i) file an annual certification with the Fund stating that such entity has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics; and (ii) notify the Fund's compliance officer of any violation of such entity's Code of Ethics upon actual knowledge by such compliance officer that a violation has occurred. The Fund's Review Officer shall report any violations to the Fund's Board of Directors in accordance with the provisions of the Fund's Code of Ethics as if the report of the violation has been made under the Fund's Code of Ethics. The Fund's Board of Directors will approve the Adviser's and Distributor's Codes of Ethics as required under Rule 17j-l(c)(i).

     E.   "Affiliated Person" of another person means:

             1. Any person directly or indirectly owning, controlling, or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other person;

             2. Any person, five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

             3. Any person directly or indirectly controlling, controlled by, or under common control with, such other person;

             4. Any officer, director, partner, co-partner, or employee of such other person;

             5. If such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

             6. If such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

     F.   "Beneficial ownership"

     Means the opportunity to profit directly or indirectly from a transaction.

     G.   "Board of Directors"

     Means the board of directors of a corporation or persons performing similar functions with respect to any organization, whether incorporated or unincorporated.

     H.   "Control"

     Shall have the meaning as that set forth in Section 2(a)(9) of the 1940 Act (power to exercise a controlling influence over the management or policies of a company unless such power is solely the result of an official position with such company).

     I.   "Covered Security"

     Means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include: (i) direct obligations of the government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end funds.

     J.   "Distributor"

     Means Advest, Inc.

     K.   "Insider Trading"

     Means the use of material, non-public information to trade in a security (whether or not one is an Insider) or the communication of material, non-public information to others. The concept of "Insider" is broad and it includes officers, partners and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs, and, as a result, is given access to information solely for the company's purposes. Given the potential liability related to the Insider Trading and Securities Fraud Enforcement Act of 1988, it is critical that all employees be familiar with this act. See "Penalties" as defined herein.

             1. It is unlawful for any person to misuse, directly or indirectly, any material, non-public information (see definition below). Personnel in possession of such information may not be:

               a. purchasing or selling such securities for their own accounts, for accounts in which they have a beneficial interest, or over which they have the power, directly or indirectly, to make investment decisions (i.e. managed accounts);

               b. issuing research reports, recommendations or comments which could be construed as recommendations; or

               c. disclosing such information or any conclusions based thereon to any other person. An offhand comment to a friend may be used unbeknownst to you by your friend to trade in securities and could result in substantial civil and criminal liability to you. Individuals needing this information to carry out professional responsibilities (i.e., compliance officer, legal counsel) must also treat this information confidentially.

     L.   "Investment Personnel"

     Includes the Portfolio Manager and securities analysts and traders who provide information and advice to a Portfolio Manager or who help execute the Portfolio Manager's decisions.

     M.   "Managed Account"

     Any account where continuous advice is given to a client or investments are made for a client based on the clients' individual needs. This service is provided to clients on both a discretionary and non-discretionary basis. The Adviser offers this service to individuals, trusts, estates, corporations, pension and profit-sharing plans and investment companies. Account supervision is guided by the stated objectives of the client (i.e., maximum capital appreciation, growth, income or growth and income).

     N.   "Material Non-Public Information"

     Any information which has not been made public and which a reasonable investor might consider important in making an investment decision for "non-public information" to be made public, it must be generally available through non-disclosure in a national business or financial wire service (i.e. Dow Jones or Reuters), a national new service (AP or UP1), a national newspaper (i.e., Wall Street Journal), or a public disseminated disclosure document (prospectus or proxy).

     O.   "Member of immediate family"

     Includes such person's spouse, children under the age of twenty-five (25) years residing with such person, and any trust or estate in which such person or any other member of his immediate family has a substantial beneficial interest, or controls the investment decision, unless such person or any other member of his immediate family cannot control or participate in the investment decisions of such trust or estate.

     P.   "Penalties"

     The penalties for insider trading are severe, for both the individual and the controlling persons (supervisors who may be held liable). The penalty which may be imposed on the person who committed a violation may be up to three times the profit gained or loss avoided by the transaction. The maximum jail term is ten years per violation. The penalty which may be imposed on the controlling person may be up to the greater of $1,000,000 or three times the profit gained or loss avoided. The maximum criminal fines are $1,000,000 per violation for individuals and $2,500,000 per violation for non-natural persons.

     Q.   "Portfolio"

     Means Lebenthal New York Municipal Bond Fund, Lebenthal New Jersey Municipal Bond Fund or Lebenthal Taxable Municipal Bond Fund, each a series of the Fund.

     R.   "Portfolio Manager"

     Those employees entrusted with the direct responsibility and authority to make investment decisions affecting an investment company, and who, therefore, is the person best informed about an investment company's investment plans and interests.

     S.   "Review Officer"

     The "Review Officer" is the person designated by the Fund's Board of Directors to monitor the overall compliance with this Code. In the absence of any such designation the Review Officer shall be the Treasurer or any Assistant Treasurer of the Fund.

     T.   "Security being considered for purchase or sale"

     This is when a recommendation to purchase or sell a security has been made and communicated in writing or orally and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

                              VIII. ACKNOWLEDGMENT
                                    --------------


I have read and understand this Code and will comply in all respects with the policies and procedures herein.


Signature of Access Person-
                                   ---------------------------------------------


Printed name of Access Person-
                                   ---------------------------------------------


Date-
                                   ---------------------------------------------




Please return this form to the compliance department. Thank you.


Received by Compliance Department-
                                                           ---------------------


Date-
                                                           ---------------------

                                                                       EXHIBIT A

                          QUARTERLY TRANSACTION REPORT


To:                                 , Review Officer
    --------------------------------

From:
      -----------------------------------------
                     (Your Name)

Date:
      ------------------------------------------------

            This Quarterly Transaction Report (the "Report") is submitted pursuant to Section III.A of the Code of Ethics and supplies (below) information with respect to transactions in any Covered Security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by a Portfolio) for the calendar quarter ended ______________.

            Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

            For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-l(a) (2) of the 1934 Act.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Name of
                                                    Nature                                                the Broker,
                                                of Transaction               Principal                    Dealer or
                                               whether Purchase,              Amount                       Bank With
                                                    Sale or                     of          Price At      or Through
                                                 Other Type of               Securities     Which the      Whom The     Nature of
   Date of     Title of     Interest  Maturity  Disposition or    Number     Acquired or   Transaction    Transaction  Ownership of
 Transaction  Transaction     Rate      Date     Acquisition)    of Shares   Disposed of  Was Effected   Was Effected   Securities*
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------


--------
* If appropriate, you may disclaim beneficial ownership of any security listed in this report.

                                                                       EXHIBIT B

                             INITIAL HOLDINGS REPORT


To:                                 , Review Officer
    --------------------------------

From:
      -----------------------------------------
                     (Your Name)

Date:
      ------------------------------------------------

            This Initial Holdings Report (the "Report") is submitted pursuant to
Section III.C of the Code of Ethics and supplies information with respect to Covered Securities in which I may be deemed to have, or to have had, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by a Portfolio).

            Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

            For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the 1934 Act.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Name of the Broker,
                                                                                                            Dealer or Bank With
                                                                                                              Whom Account in
                                                                           Principal Amount                Which Securities Were
          Title of Securities              Number of Shares                  of Securities                  Held is Maintained
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C

                             ANNUAL HOLDINGS REPORT


To:                                 , Review Officer
    --------------------------------

From:
      -----------------------------------------
                     (Your Name)

Date:
      ------------------------------------------------


            This Annual Holdings Report (the "Report") is submitted pursuant to
Section III.C of the Code of Ethics and supplies information with respect to Covered Securities in which I may be deemed to have any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by a Portfolio) as of December 31, ______.

            Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

            For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the 1934 Act.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Name of the Broker,
                                                                                                            Dealer or Bank With
                                                                                                              Whom Account in
                                                                           Principal Amount                Which Securities Are
          Title of Securities              Number of Shares                  of Securities                  Held is Maintained
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT D

                                 REVIEW OFFICER

          Donna McAdam is the Review Officer for Lebenthal Funds, Inc.

          Timothy Woolston is the Review Officer for Advest, Inc.